                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of December 18, 1997 by and between Watson General Corporation, a California corporation (the "Company") and Erica Bengtson Grant ("Erica Bengtson"), also referred to as "Employee".

                                   WITNESSETH:

         WHEREAS, the Company and Employee desire to enter into this Agreement to assure the Company of the continuing and exclusive service of Employee and to set forth the terms and conditions of Employee's employment with the Company.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

         1. Term. The Company agrees to employ Employee and Employee hereby accepts such employment, in accordance with the terms of this Agreement , commencing on the date of this Agreement and terminating on the third anniversary thereof, unless this Agreement is earlier terminated as provided herein.

         2. Services and Exclusivity of Services. So long as this Agreement shall continue in effect, Employee shall devote Employee's full business time, energy and ability exclusively to the business, affairs and interests of the Company and its affiliates or subsidiaries ("Affiliates") and matters related thereto, shall use Employee's best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the board of directors of the Company (the "Board") or the President of the Company.

         Without the prior express written authorization of the Board, Employee shall not, directly or indirectly, during the term of this Agreement: (a) render services to any other person or firm for compensation or (b) engage in any activity competitive with or adverse to the Company's business, whether alone, as a partner, officer, director, employee, consultant, agent, or other similar position, or as a significant investor of or in any other entity. (An investment of greater than 5% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.)

         Employee represents to the Company that Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.

         3. Duties and Responsibilities. Employee shall serve as Chief Operating Officer of the Company or in such comparable position as the Board shall designate from time to time. In the performance of Employee's duties, Employee shall report directly to the

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President of the Company and shall be subject to the direction of the President and to such limits on Employee's authority as the President or the Board may from time to time impose.

         Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Board or the President respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of the Company and its Board as they may be, from time to time, stated either orally or in writing.

         4.  Compensation

                  (a) Base Compensation. During the term of this Agreement, the Company agrees to pay Employee a minimum base salary at the rate of Ninety Thousand Dollars ($90,000) per year, payable in accordance with the Company practices in effect from time to time (the "Base Salary").

                  (b) Annual Cash Bonus. During the term of this Agreement, the Company agrees to pay Employee an annual cash bonus (the "Cash Bonus"), payable after the conclusion of each fiscal year, in the amount set forth below, based upon the extent to which the Company's earnings before interest taxes, depreciation and appreciation ("EBITDA") achieve the targeted EBITDA for such year as specified in Exhibit A to this Agreement (which Exhibit is hereby incorporated herein by this reference). The annual cash bonus for year one shall be prorated to reflect the portion of such year that Employee was employed by the company pursuant to this agreement. (If, for example, Employee is employed pursuant to this Agreement for six months of year, Employee shall be entitled to 6/12 of the bonus otherwise payable for year one).


         Level of EBITDA Budget Attained For Year             Amount of Bonus
         ----------------------------------------             ---------------
         Attain 70% of EBITDA Budget                          $        10,000
         Attain 80% of EBITDA Budget                          $        20,000
         Attain 90% of EBITDA Budget                          $        30,000
         Attain 100% of EBITDA Budget                         $        40,000
         Attain 110% of EBITDA Budget                         $        55,000
         Attain 120% of EBITDA Budget                         $        75,000

                  (c) Commissions. Employee shall not be entitled to any commissions.

                  (d) Stock Option Agreement. Concurrent with the execution of this Agreement by the parties hereto, the Company shall issue to Employee a stock option agreement in the form of Exhibit B hereto.

                  (e) Investment Intent of Employee. Employee acknowledges that each stock option issuable to Employee pursuant to this Agreement and the shares of Common

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Stock issuable upon exercise of such option (collectively, the "Restricted
Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. Employee acknowledges that the offer, sale and delivery of the Restricted Securities to Employee is made in reliance upon Employee's representations, warranties, agreements and undertakings reflected herein. Employee represents and warrants that Employee is acquiring the Restricted Securities solely for Employee's own account and interest and not with a view to distribute them to the public, until such time, if any, as the resale of the Restricted Securities by Employee is the subject of an effective registration statement or is otherwise permitted under the Act. Employee understands and agrees that unless the Restricted Securities either are registered under the Act or are disposed of in transactions for which exemptions from such registration are available, Employee must continue to own and hold the Restricted Securities for Employee's own account and interest indefinitely. Employee further understands that whether an exemption from the registration requirements of the Act will be available for such future transactions as Employee may propose will depend upon the nature of each such transaction, the pertinent surrounding facts and circumstances then extant, and the then applicable law. Any certificate evidencing the Restricted Securities shall bear a legend substantially in the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW.

                  (f) Additional Benefits. Employee shall also be entitled to all rights and benefits for which Employee is otherwise eligible under any bonus plan, incentive, participation or extra compensation plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit that the Company or its Affiliates may provide for Employee or (provided Employee is eligible to participate therein) for senior employees or for employees of the Company generally, as from time to time in effect, during the term of this Agreement (collectively, "Additional Benefits"). The Company reserves the right to modify, suspend or discontinue any and all of the above referenced benefit plans, practices, policies and programs at any time (whether before or after termination of employment) without notice to or recourse by Employee.

                  (g) Vacation. Employee shall be entitled to three (3) weeks paid vacation during each twelve months of employment in accordance with the policies and practices of the Company.

                  (h) Moving Expenses. Employee will be reimbursed an amount not to exceed $10,000.00 for reasonable, pre-approved moving expenses to relocate from Knoxville, Tennessee to the Denver, Colorado metropolitan area.

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         5. Termination. This Agreement and all obligations hereunder (except the obligations contained in Sections 7, 8, 9, 10 and 11 (Confidential Information, Inventions and Patents, Non-Solicitation of Customers, Noninterference with Employees and Assistance in Patent Applications) which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

                  (a) Expiration of Term. The expiration of the term provided for in Section 1 or the voluntary termination by Employee or retirement from the Company in accordance with the normal retirement policies of the Company.

                  (b) Death or Disability of Employee. The death or disability of Employee. For the purposes of this Agreement, disability shall mean the absence of Employee performing Employee's duties with the Company on a full-time basis for a period of seventy (70) or more business days in any twelve (12) month period, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably). If Employee shall become disabled, Employee's employment may be terminated by written notice from the Company to Employee.

                  (c) For Cause. The Company may terminate Employee's employment and all of Employee's rights to receive Base Salary, Cash Bonus and any Additional Benefits hereunder to the extent not yet accrued for cause. For purposes of this Agreement, the term "cause" shall be defined as any of the following:

                           (i) Employee's breach of any of the duties and
responsibilities under this Agreement (other than as a result of incapacity due to Employee's disability);

                           (ii) Employee's conviction by, or entry of a plea of
guilty or nolo contendere in, a court of competent jurisdiction for a felony or misdemeanor (other than minor traffic violations or similar offenses).

                           (iii) Employee's commission of an act of fraud upon
the Company or any personal dishonesty, incompetence, negligence, or willful or negligent misconduct, including such misconduct which results from immoderate use of alcoholic beverages or narcotics or other substance abuse.

                           (iv) Employee's willful failure or refusal to perform
Employee's duties or responsibilities under this Agreement or Employee's material violation of any duty of loyalty to the Company or a breach of Employee's fiduciary duty.

                  Notwithstanding the foregoing, Employee shall not be terminated for cause pursuant to clauses (i) through (iv) of this Section 5(c) unless and until Employee has received written notice of proposed termination for cause which specifies in

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reasonable detail the cause and Employee has had an opportunity to be heard before the Board of the Company. Employee shall be deemed to have had such an opportunity if given written or telephonic notice at least 72 hours in advance of a meeting.

                  (d) Without Cause. Notwithstanding any other provision of this
Section 5, the Company shall have the right to terminate Employee's employment with the Company without cause at any time, but any such termination other than as expressly provided in Section 5(a), (b), or (c) herein shall be without prejudice to Employee's rights to receive the Base Salary and Cash Bonus provided under this Agreement for the lesser of twelve (12) months or the remainder of the term of this Agreement.

                  (e) Exclusive Remedy. Employee agrees that the payments expressly provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of the Company in respect of Employee's employment with and relationship to the Company and that the payment thereof shall be the sole and exclusive remedy for any termination of Employee's employment. Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

         6. Business Expenses. During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Employee promptly for reasonable business expenditures made and substantiated in accordance with policies, practices and procedures established from time to time by the Company generally with respect to other senior employees and incurred in the pursuit and furtherance of the Company's business and good will.

         7. Confidential Information. Employee acknowledges that the nature of Employee's engagement by the Company is such that the Employee shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or its Affiliates (the "Confidential Information). Employee shall keep all such Confidential Information in confidence during the term of the this Agreement and at all times thereafter and shall not disclose any of such Confidential Information to any other person, except to the extent such disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's best interests, or (ii) required by applicable law. Upon termination of Employee's employment with the Company, Employee shall deliver to the Company all documents, records, notebooks, work papers, and all similar material containing any of the foregoing information, whether prepared by Employee, the Company or anyone else.

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


         8. Inventions and Patents. Except as may be limited by applicable law, all inventions, designs, improvements, patents, copyrights and discoveries conceived by Employee during the term of this Agreement which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Employee will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonable required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.

         9. Non-Solicitation of Customers. Employee agrees that for a period of one year after the termination of employment with the Company, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of the Company or any Affiliate of the Company for purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company or any Affiliate of the Company, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related.

         10. Noninterference with Employees. In order to protect the Confidential Information, Employee agrees that during the term hereof and for a period of one year thereafter, Employee will not, directly or indirectly, induce or entice any employee of the Company or its Affiliates to leave such employment or cause anyone else to leave such employment.

         11. Assistance in Patent Applications. Employee agrees to assist the Company in obtaining United States or foreign letters patent and copyright registrations covering inventions assigned hereunder to the Company and that Employee's obligation to assist the Company shall continue beyond the termination of Employee's employment. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee thereby waives and quitclaims to the Company any and all claims of any patent or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company. Employee will further assist the Company in every way to enforce any

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

copyrights or patents obtained including, without limitation, testifying in any suit or proceeding involving any of the copyrights or patents or executing any documents deemed necessary by the Company, all without further consideration but at the expense of the Company.

         12. Remedies. The parties hereto agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and privileges granted to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Employee. This Section 12 shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise.

         13. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

         14. Succession. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires a majority of the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations and representations under this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination

         15. Notices. Any notice or other communication provided for in this Agreement shall be in writing and sent if to the Company to its principal office to the Attention of the President or at such other address as the Company may from time to time in writing designate, and if to Employee at such address as Employee may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number (if any) specified pursuant to this Section 15 and a verification of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

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         16. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by the Company.

         17. Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.

         18. Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

         19. Governing Law. This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflicts of law doctrines and any court action arising out of this Agreement, subject to Section 20 below, shall be brought in any court of competent jurisdiction within the State of Colorado, unless otherwise agreed in writing by the parties.

         20. Arbitration. Any dispute, controversy or claim arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall at the request of either party be submitted and settled by arbitration conducted in Denver, Colorado in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered, shall be final and binding upon the parties to the maximum extent permitted by law. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Include only one of the following clauses: Each party shall bear its own expenses and one-half the aggregate amount of arbitration costs, except that the arbitrator may in his or her discretion award reasonable expenses (including reimbursement of the assigned arbitrator costs) to the prevailing party.

         21. Withholding. All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes and withholding requirements.

         22. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

         23. Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

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

         24. Interpretation. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             THE COMPANY:

                                             WATSON GENERAL CORPORATION





                                             By /S/ DAN R. COOK
                                                --------------------------------
                                                    Dan R. Cook, President


                                             EMPLOYEE:




                                             /s/ ERICA BENGTSON
                                             -----------------------------------
                                                 Erica Bengtson


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


                                    EXHIBIT A



[Targeted EBITDA for each fiscal year]

                              Year 1 $ 2,184,288.00
                              Year 2 $ 5,589,087.00
                              Year 3 $ 7,772,816.00
                              Year 4 $ 9,602,402.00


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


                                    EXHIBIT B

                             STOCK OPTION AGREEMENT


         This Stock Option Agreement (the "Agreement") is made as of the 18th day of December, 1997, between Watson General Corporation, a California corporation (the "Company"), and Erica Bengtson Grant ("Employee").

         The Company hereby grants options to purchase shares of the Company's Common Stock to Employee, and Employee hereby accepts the options, on the following terms and conditions:

Section 1.        GRANT OF OPTIONS.

         On the date of this Agreement, and on each anniversary thereof that Employee is employed by the Company or a subsidiary or successor of the Company, the Company shall issue to Employee an option ("Option") to purchase up to an aggregate of Thirty Thousand (30,000) shares of the Company's authorized but unissued Common Stock (the "Shares"), all of which Shares shall be reserved for issuance pursuant to the Option upon the grant of the Option .

Section 2.        EXERCISE PRICE.

         The exercise price per share for each Option issued pursuant to this Agreement shall be the average of the closing price per share for the Company's Common Stock during the twenty (20) trading days immediately prior to the date the Option is required to be issued pursuant to Section 1 above, subject to adjustment as provided in Section 6 hereof.

Section 3.        WHEN OPTIONS MAY BE EXERCISED.

         Each Option granted pursuant to Section 1 above shall be exercisable as follows:

                  (a) Provided that Employee is still employed by the Company or any subsidiary or successor of the Company at the time of exercise, Employee shall have the right to purchase up to Ten Thousand (10,000) of the Shares subject to the Option at any time and from time to time, from the date the Option is issued through 5:00 p.m., California time, on the fifth anniversary of such date.

                  (b) Provided that Employee is still employed by the Company or any subsidiary or successor of the Company at the time of exercise, Employee shall have the right to purchase up to an additional Ten Thousand (10,000) of the Shares subject to the Option at any time and from time to time, from the first anniversary of the date the Option is issued through 5:00 p.m., California time, on the sixth anniversary of such date.

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


                  (c) Provided that Employee is still employed by the Company or any subsidiary or successor of the Company at the time of exercise, Employee shall have the right to purchase up to an additional Ten Thousand (10,000) of the Shares subject to the Option at any time and from time to time, from the second anniversary of the date the Option is issued through 5:00 p.m., California time, on the seventh anniversary of such date.

Section 4.        INVESTMENT REPRESENTATION OF EMPLOYEE.

         Employee acknowledges that the Option and the Shares issuable upon exercise of the Option (the "Restricted Securities") have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws. Employee acknowledges that the offer, sale and delivery of the Restricted Securities to Employee is made in reliance upon Employee's representations, warranties, agreements and undertakings reflected herein. Employee represents and warrants that Employee is acquiring the Restricted Securities solely for Employee's own account and interest and not with a view to distribute them to the public. Employee understands and agrees that unless the Restricted Securities either are registered under the Act or are disposed of in transactions for which exemptions from such registration are available, Employee must continue to own and hold the Restricted Securities for Employee's own account and interest indefinitely. Employee further understands that whether an exemption from the registration requirements of the Act will be available for such future transactions as Employee may propose will depend upon the nature of each such transaction, the pertinent surrounding facts and circumstances then extant, and the then applicable law.

         Any certificate evidencing the Restricted Securities shall bear a legend substantially in the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW.

Section 5.        EXERCISE OF OPTIONS.

         Each Option, or any portion of the Option, may be exercised from time to time, in whole or in part, in accordance with the provisions of Section 3 above, which exercise shall be effective immediately upon written notice to the Company at its principal offices, setting forth the number of Shares with respect to which the Option is being exercised, accompanied by the full amount of the purchase price for such Shares. The purchase price shall be payable in cash or by check. Upon receipt of notice and payment, the

Company shall promptly make arrangements for the issuance to Employee of the number of Shares as to which the Option was exercised. Upon exercise of the Option, the number of Shares subject to the Option shall be automatically reduced to the extent of the number of Shares as to which the Option is exercised, and the Option shall remain in effect as to the remaining number of Shares. The Company reserves the right to require Employee, before receipt of the Shares, to represent and warrant in writing, in form and substance reasonably satisfactory to the Company, that the Shares purchased are being acquired without any view to distribution and to agree in writing to the imposition of legends on the share certificates setting forth any restrictions upon disposition required by applicable federal or state securities laws.

Section 6.        ADJUSTMENTS.

         If all or any portion of an Option issued pursuant to Section 1 above is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization, or liquidation, as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, Employee shall receive, upon the exercise of such exercise right, the aggregate number and class of shares which, if the Option had been exercised at the date hereof and the shares acquired thereby had not been disposed of, Employee would be holding as a result of any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization, or liquidation; provided, however, that no fractional share shall be issued upon any such exercise.

Section 7.        ASSIGNABILITY OF OPTIONS.

         No Option granted pursuant to this Agreement may be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, either voluntarily or involuntarily, except with the prior written consent of the Company, and such Option may be exercised, during the lifetime of the Employee, only by Employee. Any attempted assignment, transfer, pledge, hypothecation, sale or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 8.        RESERVATION OF SHARES.

         The Company will at all times reserve and keep available out of its authorized capital stock, solely for issuance upon the exercise of Options granted pursuant to this Agreement, such number of shares of Common Stock as shall be issuable upon the exercise of the Option(s). Such Common Stock, when issued pursuant to this Agreement, shall be duly and validly issued, fully paid and nonassessable.

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

Section 9.        RIGHTS OF OPTIONEE.

         Prior to the exercise of an Option, except as otherwise provided herein, Employee shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive notice of any proceedings of the Company.

Section 10.       GENERAL PROVISIONS.

                  10.1 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

                  10.2 Successors. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto.

                  10.3 Notices. Any notice or other communication provided for in this agreement shall be in writing and sent if to the Company to its principal office at 12265 W. Bayaud Avenue, Suite 110, Lakewood, Colorado 80228,
Attention: President, or at such other address as the Company may from time to time in writing designate, and if to Employee at such address as Employee may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number specified in (or pursuant to) this Section 10 and a verification of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

                  10.4 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to the subject matter hereof.

                  10.5 Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.

                  10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflicts of law doctrines and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of Colorado.

                  10.7 Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           WATSON GENERAL CORPORATION




                                           By: /s/ DAN R. COOK
                                               ---------------------------------
                                                   Dan R. Cook, President




                                           /s/ ERICA BENGSTON
                                           -------------------------------------
                                               Erica Bengtson



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